Exhibit 10.3

SUPPORT SERVICES AGREEMENT

THIS SUPPORT SERVICES AGREEMENT (the “Agreement”) is effective as of the      day of                     , 2023 (the “Effective Date”), between 21Shares US LLC, a Delaware limited liability company (“21Shares” or a “Party”), and ARK Investment Management, LLC, a Delaware limited liability company (“ARK” or a “Party” and, together with 21Shares, the “Parties”).

WHEREAS, each of 21Shares and ARK renders advice and services to or for the benefit of ARK 21Shares Bitcoin ETF (the “Fund”) pursuant to the terms and provisions of the Sponsorship Agreement between 21Shares and the Fund (the “Sponsorship Agreement”) and this Agreement;

WHEREAS, the Fund is a statutory trust organized under the laws of the State of Delaware and registered under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Fund will approve the Sponsor Agreement and this Agreement;

WHEREAS, each of ARK and 21Shares will provide certain services in connection with the launch, listing, operation and distribution of the Fund on the terms and conditions set forth in this Agreement;

WHEREAS, ARK owns the ARK Licensed Marks and 21Shares owns the 21Shares Licensed Marks (each as defined below);

WHEREAS, 21Shares desires to use the ARK Licensed Marks in connection with the creation of the Fund, and ARK is willing to grant 21Shares a license to use the ARK Licensed Marks in the United States (the “Territory”) on the terms and conditions set forth in this Agreement; and

WHEREAS, ARK desires to use the 21Shares Licensed Marks in connection with the services to be provided hereunder, and 21Shares is willing to grant ARK a license to use the 21Shares Licensed Marks in the Territory on the terms and conditions set forth in this Agreement.

WHEREAS, Amun Holdings Limited, a Cayman Islands limited company (“Amun”), and ARK have entered an arrangement concerning the use of licensed marks pursuant to a License and Cooperation Agreement dated as of October 15, 2021 (the “License Agreement”) pursuant to which they have agreed to permit specific usage of each other’s licensed marks in connection with specified fund operations;

WHEREAS, from time to time, 21Shares may enter into agreements to support marketing and other activities to support the sale of shares of the Fund which may include payments by 21Shares or others with respect to the Fund; and

WHEREAS, ARK has agreed to support 21Shares’s efforts to support marketing and other activities for the Fund on the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.	21SHARES SERVICES.

(a)

General. Except as otherwise expressly set forth in this Agreement, 21Shares shall provide (or arrange for the provision of) all services related to the launch, listing and ongoing operation of the Fund.

(b)

Launch and Listing. Without limiting the generality of Section 1(a), 21Shares shall provide (or arrange for the provision of), where applicable, the following services to the Fund in connection with the launch and listing of the Fund:

(i)	formation of the Fund, as a statutory trust;

(ii)	identification of qualified candidates to serve on the board of trustees (or similar governing body) of the trust (the “Board”), if required;

(iii)	preparation of all registration statements, prospectuses and marketing materials;

(iv)

coordination, completion and submission of all filings or submissions to the U.S. Securities and Exchange Commission (the “SEC”), any national securities exchange on which the Fund’s securities are to be listed and other regulatory authorities, and coordination and completion of all other registrations of the Fund as may be required under applicable law and regulation; and

(v)

all other services related to operational matters in connection with the Fund’s launch, including (A) selection, appointment, engagement, onboarding and maintenance of the Fund’s service providers, including distributors, authorized participants, third-party administrators, auditors, trustees, custodians, index providers and calculation agents, and development of creation and redemption criteria and (B) inclusion of the Fund on Amun’s Onyx, crypto ETP administration platform, as required and where applicable.

(c)	Ongoing Operations.

(i)

Without limiting the generality of Section 1(a), 21Shares shall provide all required ongoing management, operational, and/or investment advisory services to the Fund, where applicable and necessary, including development of the Fund’s investment objectives and strategy, and, except as described in Section 2 hereof, all services related to the ongoing operation of the Fund, including compliance with any applicable requirements of foreign jurisdictions, blue sky laws, the Internal Revenue Code of 1986, as amended, and the U.S. federal securities laws, including the 1933 Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).

(ii)

21Shares shall ensure that the Fund maintains or receives such compliance, custodial and back-office services as are necessary to comply with applicable law and regulation and the requirements of this Agreement and all other agreements to which a Fund may be a party from time to time, including such functions as are necessary to make all required regulatory filings, to maintain the Fund’s corporate website, to maintain the Fund’s books and records and to engage with the Fund’s third-party service providers.

(iii)

ARK acknowledges that 21Shares has the discretion to cause the Fund to engage Onyx for order taking, creation and upload of portfolio composition files (PCFs) and other functions used by the market makers, authorized participants, auditors, accountants, listing agents, transfer agents, index administrators and other service providers. However, 21Shares shall not cause the Fund to engage Onyx or any other vendor of services similar to those provided by Onyx without the prior consent of ARK (any such consent not to be unreasonably delayed for more than ten (10) business days or otherwise unreasonably conditioned or withheld).

2.	ARK SERVICES.

(a)

Sub-Advisory Services. ARK shall provide non-discretionary sub-advisory services with respect to the Fund with respect to research, data, and as needed, operational assistance to the Sponsor in accordance with the guidelines that are communicated from time to time by the Sponsor to ARK in a form to be agreed upon by the parties with reasonable notice to ARK.

(b)	Launch and Listing. In connection with the launch and listing of the Fund, ARK shall provide the following services to 21Shares:

(i)	creating a marketing and distribution strategy for the Fund, provided that ARK shall not provide any distribution services;

(ii)	assisting with the development of the Fund’s website, provided that ARK shall not be responsible for the preparation or production of any content for inclusion on the Fund’s website;

(iii)

introducing and assisting in meetings with ARK’s existing service providers for the provision of marketing, distribution and sales services to the Fund as considered necessary or appropriate by ARK in its sole discretion, provided that ARK shall not be required to negotiate or enter into any commercial arrangements related to the provision of such services; and

(iv)	consulting on the marketing efforts of the Fund, provided that ARK shall not directly provide any sales or marketing services to the Fund except as expressly contemplated herein.

(c)

Ongoing Operation. Following the launch of the Fund, ARK shall use its commercially reasonable efforts to facilitate inclusion of the Fund on distribution platforms with which ARK maintains relationships, including those platforms on which ARK-sponsored exchange-traded funds are distributed as of the Effective Date, and such other distribution platforms as ARK may deem appropriate in its sole discretion; provided that ARK shall not be required to establish any additional relationships with distribution platforms for purposes of fulfilling its obligations under this Agreement or negotiate or enter into any commercial arrangements with such distribution platforms.

(d)	Ongoing Marketing Services. ARK shall provide the following marketing services to 21Shares:

(i)

consulting on the development and execution of the ongoing sales and marketing strategy (subject, in all instances, to direction and guidance provided by the Parties at the bi-annual meetings required by Section 3(a)(iii) hereunder); and

(ii)

subject to compliance with applicable law and regulation, assisting with the maintenance of information regarding the Fund’s on ARK’s website (including, for the avoidance of doubt, through click-through links).

The services to be provided by ARK to the Fund described in (a) through (d) above are referred to collectively as the “ARK Services.”

(e)

No Broker-Dealer Registration; No Underwriting. Notwithstanding anything herein to the contrary, ARK shall not be required to provide any services that, in the reasonable determination of its counsel, could reasonably require ARK or any of its affiliates or employees to register as a broker-dealer under the Exchange Act or cause ARK or any of its affiliates or employees to be an underwriter within the meaning of the 1933 Act, or a registered representative subject to regulation by the SEC and/or the Financial Industry Regulatory Authority (“FINRA”).

3.	JOINT MARKETING SERVICES.

(a)	General. The Parties shall collaborate with respect to the following marketing services for the Fund:

(i)	creating research materials and content relating to the crypto asset environment;

(ii)

making available appropriate personnel from each Party to participate in such marketing and distribution activities as the Parties shall agree from time to time; provided that ARK personnel shall not provide any distribution services; and

(iii)

convening meetings as necessary but no less frequently than semi-annually with senior management of the Parties and personnel responsible for research related to the Fund to discuss, and modify as necessary, the sales and marketing strategy for the Fund based on current market conditions and outlook.

(b)

Review of Marketing Materials. No press releases, marketing or other publicity materials may be used by 21Shares or the Fund without the prior approval of ARK (any such approval not to be unreasonably delayed for more than ten (10) business days or otherwise unreasonably conditioned or withheld).

(c)

For each Fund, all sales materials will be reviewed and approved for use by the Fund’s marketing agent (“Marketing Agent”) and will comply in all material respects with the applicable rules and regulations of the SEC, the FINRA and any states in which a Fund’s securities are offered having such rules and regulations; and such sales materials shall be filed by the Marketing Agent with FINRA, if and when required, in the opinion of the Marketing Agent. 21Shares agrees that, upon request, it will instruct each Fund’s Marketing Agent to provide ARK (i) final marketing materials; (ii) evidence of filings with FINRA, if applicable, (iii) final FINRA letters, if applicable; (iv) evidence of any amendments to sales materials, if material comments are received from FINRA; and (v) copies of any FINRA comment letter received by the Marketing Agent in response to a FINRA filing that would necessitate the suspension or termination of use of sales materials with respect to a Fund. 21Shares agrees that it will promptly notify ARK of the receipt of any communication from FINRA with respect to Fund sales material that would prohibit the use of such material or require material modifications to such material.

4.	LICENSE GRANT.

(a)

21Shares License. Subject to the terms and conditions of this Agreement, ARK hereby grants to 21Shares, and 21Shares hereby accepts from ARK, a personal, non-sublicensable, non-transferable, non-exclusive, royalty-free right and license to use the marks “ARK”, “ARK Investment Management” and “ARK Invest” and the ARK logo (each, a “ARK Licensed Mark” and together, the “ARK Licensed Marks”) in the name of the Fund and in connection with (and in furtherance of) the provision by 21Shares of investment advisory services to the Fund (either directly or through 21Shares) in the Territory pursuant to such agreements in place as of the date hereof or as may subsequently be agreed between 21Shares and the Fund (such agreements not to be inconsistent with the terms and conditions of this Agreement). For the avoidance of doubt, (i) Schedule A sets forth the ARK Licensed Marks as of the date hereof and (ii) this license shall not include any right to use the ARK Licensed Marks in connection with any exchange traded fund or exchange traded product other than the

Fund. During the term of this Agreement, 21Shares shall use the ARK Licensed Marks only in the Territory and only to the extent permitted under this Agreement. As a condition to and as part of the foregoing license grant, 21Shares shall not (and shall not cause or permit any of its affiliates, owners, members, managers, directors, officers, employees or agents to) otherwise use the ARK Licensed Marks or any derivative thereof, in each case, without the prior express written consent of ARK, which consent ARK may grant or withhold in its sole and absolute discretion. All rights to the ARK Licensed Marks not expressly granted to 21Shares hereunder shall remain the exclusive property of ARK.

(b)

ARK License. Subject to the terms and conditions of this Agreement, 21Shares hereby grants to ARK, and ARK hereby accepts from 21Shares a personal, non-sublicensable, non-transferable, non-exclusive, royalty-free right and license to use the marks “21Shares”, “Amun” and “Onyx” and the Amun and 21Shares logos (each, a “21Shares Licensed Mark” and together, the “21Shares Licensed Marks” and together with the ARK Licensed Marks the “Licensed Marks”) in connection with (and in furtherance of) the provision by ARK of the services hereunder including but not limited to the in connection with the Fund’s website and research, marketing or other materials in connection with the Fund. For the avoidance of doubt, (i) Schedule B sets forth the 21Shares Licensed Marks as of the date hereof and (ii) this license shall not include any right to use the 21Shares Licensed Marks in connection with any exchange traded fund or exchange traded product other than in connection the Fund. During the term of this Agreement, ARK shall use the 21Shares Licensed Marks only in the Territory and only to the extent permitted under this Agreement. As a condition to and as part of the foregoing license grant, ARK shall not (and shall not cause or permit any of its affiliates, owners, members, managers, directors, officers, employees or agents to) otherwise use the 21Shares Licensed Marks or any derivative thereof, in each case, without the prior express written consent of 21Shares, which consent 21Shares may grant or withhold in its sole and absolute discretion. All rights to the 21Shares Licensed Marks not expressly granted to ARK hereunder shall remain the exclusive property of 21Shares.

(c)

ARK’s Use. Nothing in this Agreement shall preclude ARK, its affiliates or any of their respective successors or assigns from using or permitting other entities to use the ARK Licensed Marks, whether or not such entity or use directly or indirectly competes or conflicts with 21Shares’s business or use of the ARK Licensed Marks in any manner.

(d)

21Shares’s Use. Subject to Section 7(d), nothing in this Agreement shall preclude 21Shares, its affiliates or any of their respective successors or assigns from using or permitting other entities to use the 21Shares Licensed Marks, whether or not such entity or use directly or indirectly competes or conflicts with ARK’s business or use of the 21Shares Licensed Marks in any manner.

(e)

Ownership of ARK Licensed Marks. 21Shares acknowledges and agrees that ARK is the owner of all right, title and interest in and to the ARK Licensed Marks, and all such right, title and interest (both within and outside the Territory) shall remain with ARK. 21Shares shall not contest, dispute, or challenge ARK’s right, title and interest in and to the ARK Licensed Marks.

(f)

Ownership of 21Shares Licensed Marks. ARK acknowledges and agrees that 21Shares is the owner of all right, title and interest in and to the 21Shares Licensed Marks, and all such right, title and interest (both within and outside the Territory) shall remain with 21Shares. ARK shall not contest, dispute, or challenge 21Shares’s right, title and interest in and to the 21Shares Licensed Marks.

(g)

Attribution. Each Party shall attribute to the other Party any portion of materials produced or distributed by the other Party to the extent produced by the other Party or its affiliates (including research reports, white papers, video, analysis, etc.). The attribution shall appear in form and substance directed by the relevant Party, in its sole and absolute discretion.

(h)

Goodwill in ARK Licensed Marks. All goodwill and reputation generated by 21Shares’s use of the ARK Licensed Marks shall inure to the benefit of ARK. 21Shares shall not by any act or omission use the ARK Licensed Marks in any manner that disparages or reflects adversely on ARK or its business or reputation. Except as expressly contemplated herein (including with respect to Section 2), 21Shares shall not (and shall not permit the Fund to) use any trademark or service mark of ARK without ARK’s prior written consent, which consent may be granted or withheld in ARK’s sole discretion.

(i)

Goodwill in 21Shares Licensed Marks. ARK acknowledges and agrees that 21Shares is the owner of all right, title and interest in and to the 21Shares Licensed Marks, and all such right, title and interest (both within and outside the Territory) shall remain with 21Shares. 21Shares shall not contest, dispute, or challenge ARK’s right, title and interest in and to the Licensed Marks. Except as expressly contemplated herein, ARK shall not use any trademark or service mark of 21Shares without 21Shares’s prior written consent, which consent may be granted or withheld in 21Shares’s sole discretion.

(j)

Quality Control. In order to preserve the inherent value of the Licensed Marks, each Party agrees to use reasonable best efforts to ensure that it maintains the quality of its business and the operation thereof equal to the standards prevailing in the operation of the applicable owner’s business as of the date of this Agreement. 21Shares acknowledges that it is familiar with the general quality of marketing materials and reports prepared and distributed by ARK (“ARK’s Materials”) and agrees that the materials that 21Shares produces or distributes that incorporate the ARK Licensed Marks will not materially differ in quality from ARK’s Materials. ARK acknowledges that it is familiar with the general quality of marketing materials and reports prepared and distributed by 21Shares (“21Shares’s Materials”) and agrees that the materials that ARK produces or distributes that incorporate the 21Shares Licensed Marks will not materially differ in quality from 21Shares’s Materials. Each Party shall use the Licensed Marks in accordance with any additional quality standards that the relevant owner of the Licensed Marks may reasonably establish and communicate to the other Party. Neither Party shall use the Licensed Marks in any manner that infringes upon any third party intellectual property rights, or that could damage the reputation and goodwill of the Licensed Marks.

(k)

Notification of Infringement. Each Party shall immediately notify the other Party and provide to the other Party all relevant background facts upon becoming aware of: (i) any registrations of, or applications for registration of, marks in the Territory that do or may conflict with either Party’s rights in the Licensed Marks or the rights granted hereunder, (ii) any infringements or misuse of a Licensed Mark in the Territory by any third party (“Third-Party Infringement”) or (iii) any claim that either Party’s use of a Licensed Mark infringes the intellectual property rights of any third party in the Territory (“Third-Party Claim”). ARK shall have the exclusive right, but not the obligation, to prosecute, defend and/or settle, in its sole discretion, all actions, proceedings and claims involving any Third-Party Infringement or Third-Party Claim, and to take any other action that it deems necessary or proper for the protection and preservation of its rights in the ARK Licensed Marks. 21Shares shall cooperate with ARK in the prosecution, defense or settlement of such actions, proceedings or claims at 21Shares’s sole cost and expense. 21Shares shall have the exclusive right, but not the obligation, to prosecute, defend and/or settle, in its sole discretion, all actions, proceedings and claims involving any Third-Party Infringement or Third-Party Claim, and to take any other action that it deems necessary or proper for the protection and preservation of its rights in the 21Shares Licensed Marks. ARK shall cooperate with 21Shares in the prosecution, defense or settlement of such actions, proceedings or claims at ARK’s sole cost and expense.

(l)

Each of 21Shares and ARK agree the business operated by each Party in connection with the ARK Licensed Marks or the 21Shares Licensed Marks shall comply with all laws, rules, regulations and requirements of any governmental body as may be applicable to the operation, marketing, and promotion of the business; and each Party shall notify the other Party of any action that must be taken by another Party to comply with such applicable laws, rules, regulations or requirements, and each Party agrees to cooperate to take such required actions without unreasonable delay.

(m)

Each Party accepts the license and the rights granted hereunder on an “as is” basis. 21Shares acknowledges that ARK makes no explicit or implicit representation or warranty as to the registrability, validity, enforceability or ownership of the ARK Licensed Marks, or as to 21Shares’s ability to use the ARK Licensed Marks, including within the Territory, without infringing or otherwise violating the rights of others. ARK acknowledges that 21Shares makes no explicit or implicit representation or warranty as to the registrability, validity, enforceability or ownership of the 21Shares Licensed Marks, or as to ARK’s ability to use the 21Shares Licensed Marks, including within the Territory, without infringing or otherwise violating the rights of others.

5.

MARKETING AND DISTRIBUTION SUPPORT ARRANGEMENTS. Each of 21Shares and ARK hereby agree that subject to Section 4 above, 21Shares may enter into or approve arrangements with, and make payments to, third parties unaffiliated with 21Shares or ARK in connection with marketing, educational or promotional activities on behalf of the Fund (including for periods prior to the effective registration statement for the Fund) (collectively, “Marketing Support Arrangements”) including but not limited to the following types of arrangements:

(a)	Third party platform arrangements in which the Fund is listed or made available for purchase on a third party platform operated by a broker-dealer or other financial intermediary;

(b)

Arrangements for marketing or educational services relating to the Fund, including preparation of distribution-related materials, marketing materials including physical or digital media, advertising, digital content creation or distribution, or sponsored content;

(c)	Sponsorship or attendance at conferences or events;

(d)	Preparation or presentation of marketing campaigns;

(e)	Preparation for distribution of software or technology in connection with Fund marketing;

(f)	Other promotional materials, services or functions; and

(g)	“Revenue sharing” arrangements as contemplated in connection with distribution by others of Fund shares.

All marketing collateral prepared or used in connection with Marketing Support Arrangements shall be approved by the Fund’s distributor and/or Marketing Agent before use and 21Shares shall be obligated to arrange for approval for such use.

6.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a)	ARK hereby represents, warrants and covenants that:

(i)

During the term of this Agreement, ARK will comply in all material respects with all applicable laws, rules, and regulations, including United States federal and state securities laws, as may be necessary to provide the ARK Services.

(ii)

ARK is authorized and empowered under applicable law and regulation and by its organizational documents to enter into this Agreement and to perform its duties under this Agreement and all proceedings required by ARK’s organizational documents have been taken to authorize it to enter into and perform its duties under this Agreement.

(iii)

This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of ARK, enforceable against ARK in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

(iv)	During the term of this Agreement, ARK shall provide the ARK Services only in those states and jurisdictions in which ARK is legally permitted to do so.

(b)	21Shares hereby represents, warrants and covenants that:

(i)	During the term of this Agreement, 21Shares will comply in all material respects with all applicable laws, rules and regulations, including United States federal and state securities laws.

(ii)

21Shares is authorized and empowered under applicable law and regulation by its organizational documents to enter into this Agreement and to perform its duties under this Agreement and all proceedings required by 21Shares’s organizational documents have been taken to authorize it to enter into and perform its duties under this Agreement.

(iii)

This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of 21Shares, enforceable against 21Shares in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

(iv)	21Shares or an affiliate thereof will serve as the Sponsor to the Fund.

(v)

21Shares agrees that the business operated by it in connection with the ARK Licensed Marks shall comply with all laws, rules, regulations and requirements of any governmental body as may be applicable to the operation, marketing, and promotion of the business and shall notify ARK of any action that must be taken by 21Shares to comply with such laws, rules, regulations or requirements.

(vi)

21Shares accepts the license and the rights granted hereunder on an “as is” basis. 21Shares acknowledges that ARK makes no explicit or implicit representation or warranty as to the registrability, validity, enforceability or ownership of the ARK Licensed Marks, or as to 21Shares’s ability to use the ARK Licensed Marks, including within the Territory, without infringing or otherwise violating the rights of others.

7.	TERM AND TERMINATION: EXCLUSIVITY.

(a)

This Agreement shall be effective on the Effective Date and shall have an initial term of three years from the date hereof; provided this Agreement shall terminate one year after the Effective Date if the Fund’s registration statement on Form S-1 shall not have been declared effective on or prior to such date. The Agreement shall automatically renew for additional one-year terms, unless notice of termination is delivered by either Party to the other sixty (60) days prior to the end of the then current term. This Agreement will automatically terminate immediately upon the termination of the Sponsor Agreement.

(b)

Notwithstanding Section 7(a) above, either Party may immediately terminate this Agreement at any time during the initial or any renewal term (i) upon the material breach of any provision of this Agreement by the other Party or its affiliates (which, for the avoidance of doubt, shall include the Fund in the case of 21Shares), after notice and 10 business days opportunity to cure (to the extent curable), or the other Party or its affiliates engages in willful misconduct, misfeasance, fraud, bad faith or gross negligence in the performance of this Agreement; (ii) in the event the other Party becomes insolvent or files for, or becomes a party to, an involuntary bankruptcy, receivership or similar proceeding; (iii) in the event the other Party is subject to a significant regulatory sanction or indicted for a felony related to its professional activities; or (iv) as may be necessary to comply with applicable laws, rules and regulations. Notwithstanding anything to the contrary and for the avoidance of any doubt, ARK retains the right to terminate this Agreement at any time during the initial or any renewal term if 21Shares is a party to a transaction in which it is sold to, merged, consolidated, reorganized into or with, or its assets are transferred or sold to another entity, after which the holders of voting securities of 21Shares immediately prior to such transaction, including voting securities issuable upon exercise or conversion of vested options, warrants or other securities or rights, hold (directly or indirectly) less than a majority of the combined voting power of the then-outstanding securities of the surviving entity, other than any transfers of securities to any person who is a Permitted Transferee (as defined in the Amended and Restated Articles of Association of Amun adopted by Special Resolution on 04 May 2021).

(c)

Upon expiration or termination of this Agreement, all rights granted to either Party under this Agreement with respect to the Licensed Marks shall cease, and each Party shall immediately discontinue all use of the Licensed Marks except as reasonably required in reporting of historical operations, and with respect to the Fund, 21Shares shall be permitted to continue using the ARK Licensed Marks in connection with the Fund for so long as is required to make such filings and updates as required by applicable law and regulation to remove the ARK Licensed Marks from the Fund. For 24 months following termination of this Agreement, each Party (which, in the case of 21Shares, shall include the Fund), shall specify on public-facing materials any notice as may be deemed necessary by ARK, in its sole discretion.

(d)

During the term of this Agreement, each Party shall not take, directly or indirectly, any action to initiate, assist, solicit, negotiate, encourage, accept or otherwise pursue any transaction that would reasonably be expected to frustrate the launch and ongoing operation of the Fund in the Territory, provided that, for the avoidance of doubt, (i)

21Shares shall not be prohibited from exploring, working toward or actually offering any of its existing Swiss domiciled exchange traded products (the “Swiss ETPs”) in the Territory either directly or through third parties and whether as a direct offering of the Swiss ETPs or their being an underlying asset to any additional or derivative structure; (ii) ARK shall not be prohibited from benefiting from its economic stake in 3iQ or collaborating on products with 3iQ, with the exception of a bitcoin exchange-traded product domiciled and marketed in the Territory; and (iii) ARK shall not be prohibited from launching any actively managed exchange traded products.

(e)	Sections 4(c), 4(d), 4(e), 4(f), 4(h), 4(i), 6(a), 6(b), 7(c), 8, 9, 10, 12, 13 and 14 shall survive any termination of this Agreement.

8.	INDEMNIFICATION: LIMITATION OF LIABILITY.

(a)

Notwithstanding anything in this Agreement to the contrary, and to the fullest extent permitted by law, 21Shares agrees that ARK shall not be liable or responsible for, and 21Shares shall indemnify, defend, and hold ARK and its affiliates and their respective officers, members, partners, employees, agents, directors, successors and assigns (collectively, the “ARK Indemnitees”) free and harmless from and against, any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees, and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any ARK Indemnitee may incur arising out of, based upon or related to this Agreement, ARK’s or 21Shares’s provision of services to the Fund or 21Shares’s use of the ARK Licensed Marks.

(b)

Notwithstanding anything in this Agreement to the contrary, and to the fullest extent permitted by law, ARK agrees that 21Shares shall not be liable or responsible for, and ARK shall indemnify, defend, and hold 21Shares and its affiliates and their respective officers, members, partners, employees, agents, directors, successors and assigns (collectively, the “21Shares Indemnitees”) free and harmless from and against, any and all Losses that any 21Shares Indemnitee may incur arising out of, based upon or related to this Agreement, or ARK’s use of the 21Shares Licensed Marks.

(c)

Each Party’s obligations to provide indemnification under this Section 8 are conditioned upon receiving notice of any action brought against an ARK Indemnitee or 21Shares Indemnitee (as appropriate) from the person against whom such action is brought as promptly as reasonably possible after the summons or other first legal process is served. Such notice shall refer to the person or persons against whom the action is brought. The failure to provide such notice shall not relieve any Party of any liability that it may have to any ARK Indemnitee or 21Shares Indemnitee (as appropriate) except to the extent that the ability of such Party to defend such action has been materially adversely affected by the failure to provide notice.

(d)

Each Party agrees that neither Party or its affiliates and their respective successors and assigns shall have liability to any third party with respect to any claims arising from, based upon or related to this Agreement, ARK’s or 21Shares’s provision of services to the Fund or use of the Licensed Marks, including any Third-Party Claim, or any rights granted to hereunder.

(e)

Each Party agrees to promptly notify the other Party of the commencement of any litigation or proceeding of which it becomes aware arising out of or in any way connected with the issuance or sale of securities in relation to the Fund and to indemnify the other Party for any related Losses pursuant to Section 8(a) or 8(b).

9.	NOTICES.

(a)

Any notice required or permitted to be given hereunder by any Party to the other Party shall be deemed sufficiently given and received (i) if delivered in person, on the date of delivery, (ii) if transmitted by electronic mail, on the date of receipt or (iii) if delivered by overnight courier or registered mail, the earlier of the date of delivery and the second business day after mailing (provided that registered mail may not be used for notices to Party(ies) outside of the U.S.). Notice shall be given to each Party at the following addresses:

If to 21Shares:

21Shares US LLC

37 West 20th Street, Suite 1101

New York, New York 10011

Attn: Ophelia Snyder, President, with a copy to the VP, Head of Legal

If to ARK:

ARK Investment Management LLC

3 E. 28th Street, Seventh Floor

New York, New York 10016

Attn: Catherine D. Wood, Chief Executive Officer, with a copy to the General Counsel

10.

DOCUMENTATION AND REPORTS. 21Shares shall maintain adequate records documenting all arrangements that require payments for marketing support, including services rendered and amounts expended in connection with Marketing Support Arrangements. 21Shares shall provide to ARK monthly a summary report documenting Marketing Support Arrangements and associated cost expenditures. Upon written request from ARK, 21Shares shall make available for ARK’s review the backup documentation associated with the summary reports.

11.	COMPENSATION.

(a)

In consideration of the services to be provided to the Fund under this Agreement and other agreements by a Party with respect to the Fund, ARK shall pay directly or reimburse 21Shares for payments with respect to arrangements permitted under Section 5 of this Agreement that are jointly arranged by ARK and 21Shares (however, 21Shares shall be responsible for paying for such arrangements that 21Shares unilaterally undertakes under Section 5, except for Section 5(a) which shall be the sole responsibility of ARK).

(b)	Additional compensation shall be paid in accordance with Exhibit 1.

12.

NON-CONTRAVENTION. Nothing in this Agreement shall alter or modify the License Agreement terms with respect to the use of licensed marks or cooperation or approval by either Party with respect to marketing, educational or sponsorship materials.

13.

NON-DISTRIBUTION. Nothing in this Agreement is intended to categorize 21Shares or ARK as a “distributor” or “principal underwriter” of the Fund and none of the services covered by this Agreement are in the nature of distribution services required to be performed by a broker or dealer.

14.	MISCELLANEOUS PROVISIONS.

(a)

Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the matters referred to herein, and supersede all prior agreements, verbal or written with respect to such matters.

(b)

Headings; Construction. Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation hereof. Words importing the singular number or plural number shall include the plural number and singular number, respectively, and references to the Fund shall be deemed to mean the ARK 21Shares Bitcoin ETF, as the context may require.

(c)	Amendment. This Agreement shall not be amended or modified except in writing and signed by each of the Parties hereto.

(d)

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each Party hereby irrevocably consents to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan and waives, to the fullest extent permitted by applicable law and regulation, any and all right to a trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e)

Severability. If any one or more provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

(f)

Counterparts; Electronic and Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law and regulation, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g)	Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party.

(h)

Successors and Assigns. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the Parties and their respective successors, and permitted assigns and, solely with respect to Section 8 hereunder, parties indemnified hereunder, and for the benefit of no other person, firm or entity.

(i)

Further Assurances. Each Party agrees, if reasonably requested by the other Party, to execute and deliver such additional documents or instruments and take such further actions as may be reasonably necessary to effect the transactions contemplated by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the Effective Date.

ARK Investment Management, LLC

By:
Name:
Title:

21Shares US LLC

By:
Name:
Title: